Exhibit 99.1

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebbt@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP REPORTS 15% RISE IN E.P.S. FOR 2008
SECOND QUARTER
Growth in Earning Assets, Higher Net Interest Margin and Sustained Credit Quality are Main
Factors Driving Increased Profitability
New York, NY, July 24, 2008 — Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported strong results for the second quarter and six months ended June 30, 2008, highlighted by double-digit growth in net income, higher loan balances and sound credit quality.
Net income for the 2008 second quarter rose to $4.2 million or $0.23 per diluted share, an EPS increase of 15% compared with $3.9 million or $0.20 per diluted share a year ago. For the first half of this year, net income was $8.2 million or $0.45 per diluted share, versus $7.3 million or $0.39 per share for the first six months of 2007.
Sterling attributed its strong performance, despite the challenging financial markets, to a well-established focus on serving business customers in the NY-Metropolitan region and beyond, prudent underwriting practices and avoidance of high-risk asset classes.
     Second Quarter Highlights:
•	Earnings Growth - Diluted EPS of $0.23 was 15% higher than the same quarter of last year and also was up from the first quarter of 2008.

•	Sound Asset Quality - The ratio of nonperforming loans to total loans at June 30, 2008 was 0.58%, compared with 0.50% at June 30, 2007.

•	Higher Net Interest Margin - The net interest margin, on a tax-equivalent basis, rose by 14 basis points to 4.49%, from 4.35% a year ago.

•	Increased Loan Volume - Loans held in portfolio averaged $1,121.9 million for the recent quarter, up approximately 7% from a year ago.

•	Strong Core Deposits - Demand deposits averaged $444.7 million for the quarter, equivalent to 31% of total deposits.

“Our robust performance for the 2008 second quarter contrasted sharply with the difficulties faced by many financial institutions in today’s economic climate,” stated Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer. “Earnings per share not only increased 15% compared to the second quarter a year ago, but also rose sequentially from the first quarter of 2008. The positive trend in our business through the first half of this year is encouraging, and reinforces our belief that Sterling is well-positioned to meet the challenges of the current market environment.”
“We are pleased that credit quality has remained strong and compares favorably to the overall banking industry,” Mr. Cappelli added. “For example, our ratio of non-accrual loans to total loans remains well below the peer group average. We believe that our dedication to responsible, prudent lending standards has enabled us to avoid many of the credit quality problems that are making headlines today. It is worth noting that our loan portfolio reflects limited exposure to construction lending, subprime and Alt-A mortgage loans, consumer debt, home equity lending products, credit card receivables, auto loans or other asset classes that have recently generated losses for some institutions. We believe our traditional emphasis on conservative lending practices will remain a source of strength and stability in a challenging business environment.”
“We believe in Sterling’s potential for continued strong performance this year. Our time-tested business model is based on serving solid businesses in our market while maintaining conservative credit standards and a disciplined approach to asset and liability pricing. We believe this model is particularly well-suited to the present turbulent economic situation and will continue to serve us well,” Mr. Cappelli noted. “Customers have responded favorably to our combination of financial strength, sound liquidity and commitment to service. As a result, we have grown our average loans held in portfolio nearly 7% for the first half of 2008 and are continuing to experience an active pipeline. While some competing institutions have had to withdraw from providing credit due to capital constraints, insufficient liquidity or asset-quality issues, we believe Sterling has the capacity to take advantage of opportunities presented by the current market disruption.”
Second Quarter 2008 Financial Results
Net income was $4.2 million or $0.23 per diluted share for the 2008 second quarter, an increase of 15% in EPS compared with $3.9 million or $0.20 per diluted share for the second quarter of 2007.
Higher net interest income was the main driver of the earnings increase, rising 18% to $21.6 million on a tax-equivalent basis for the second quarter of 2008. Higher average loan and investment securities balances, as well as the Company’s strategy to employ cost-effective wholesale funding in lieu of higher-priced certificates of deposit, contributed to the growth in net interest income and more than offset the lower yields on loans due to the current interest rate environment.

Reflecting the above factors, the net interest margin rose to 4.49% for the 2008 second quarter versus 4.35% for the same period last year.
Noninterest income for the second quarter of 2008 was $8.6 million, compared to $8.9 million in the same period last year. Excluding an OTTI charge for one investment grade trust preferred security, noninterest income increased $164,000. The charge, which resulted from management’s regular review of the valuation of the investment portfolio, amounted to approximately $507,000.
Noninterest expenses for the 2008 second quarter were $21.1 million, compared to $20.1 million for the same quarter last year. The increase was primarily due to initiatives to support the growth of the Company’s business, particularly in the area of marketing and advertising, along with higher personnel and occupancy costs.
The provision for income taxes was $2.5 million and $2.2 million for the second quarter of 2008 and 2007, respectively.
First Half 2008 Financial Results
Net income was $8.2 million or $0.45 per diluted share for the first half of 2008, an EPS increase of 15% compared with $7.3 million or $0.39 per share for the same period of 2007.
Net interest income was $41.6 million on a tax-equivalent basis for the first half of 2008, up 16% from the same period of 2007. The increase primarily reflected higher average balances of loans and investment securities coupled with lower funding costs, which more than offset lower yields on loans. The net interest margin was 4.49% for the first six months of 2008 compared with 4.34% for the same period last year.
Noninterest income was $17.2 million for the first half of 2008, compared to $18.1 million in the same period last year. The decrease primarily reflected the OTTI charge taken in the 2008 second quarter.
Noninterest expenses for the 2008 first half were $41.3 million, compared to $39.7 million for the first half of last year. The increase was primarily due to higher personnel and occupancy costs.
The provision for income taxes was $4.9 million for the first half of 2008, compared to $4.4 million in the year-ago period.
Earning Assets and Deposits
Sterling experienced solid demand for a wide range of its lending products and services from both existing and new customers. As a result, average loans held in portfolio, net of unearned discounts, increased 6.6% from a year ago, to $1,121.9 million for the quarter ended June 30, 2008. The vast majority of the Company’s loans are secured by customer assets.

Investment securities averaged $781.2 million for the second quarter of 2008, up from $554.6 million a year ago, primarily due to the implementation of asset/liability management strategies designed to capitalize on current market conditions. The Company’s investment securities portfolio does not contain any common stock, preferred shares or subordinated notes of Fannie Mae or Freddie Mac.
Demand deposits averaged $444.7 million for the 2008 second quarter, virtually even with $444.4 million a year earlier. Demand deposits represented 31% of total deposits at June 30, 2008, one of the highest ratios of demand to total deposits in the industry. The Company has no brokered certificates of deposit.
Asset Quality Highlights
The ratio of nonperforming assets to total assets was 0.43% at June 30, 2008, compared to 0.42% at June 30, 2007. Nonperforming loans represented 0.58% of total loans at June 30, 2008, compared to 0.50% a year earlier. The allowance for loan losses as a percentage of total loans held in portfolio was 1.30% at June 30, 2008, compared to 1.39% at June 30, 2007.
The adequacy of the provision and the resulting allowance for loan losses is determined based on management’s continuing evaluation of the loan portfolio, including an assessment of current and expected future economic conditions, the changing mix of loans in the portfolio, and other factors.
The provision for loan losses was $2.2 million for the second quarter of 2008, compared to the $2.0 million provision recorded in the first quarter of 2008. In the 2007second quarter, the provision was $1.1 million.
Capital Management and Dividends
The Company’s capital ratios exceeded the requirements for a well-capitalized institution for regulatory purposes. Its Tier 1 risk-weighted capital ratio was 9.47% and its Tier 1 leverage ratio was 6.51 % at June 30, 2008.
“We believe we have ample capital to execute our business plan and support our growth,” Mr. Cappelli concluded.
Sterling paid a cash dividend of $0.19 per common share on June 30, 2008, to shareholders of record as of June 15, 2008. The Company has been distributing cash dividends for 250 consecutive quarters over more than 62 years.

Conference Call
Sterling Bancorp will host a teleconference call for the financial community on July 24, 2008 at 10:00 a.m. Eastern Time to discuss the 2008 second quarter financial results. The public is invited to listen to this conference call by dialing 800-288-8968 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Time on July 24, 2008 until 11:59 p.m. Eastern Time on August 7, 2008. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 954381.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, statements concerning the Company’s active loan pipeline and potential for continued strong performance this year and the Company’s belief that it is well-positioned to meet the challenges of the current market environment, that its traditional emphasis on conservative lending practices will remain a source of strength and stability in a challenging business environment, that its business model is particularly well-suited to the present turbulent economic situation and will continue to serve the Company well, that it has the capacity to take advantage of opportunities presented by the current market disruption and that it has ample capital to execute on its business plan and support its growth, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
# # #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
OPERATING HIGHLIGHTS (1)
Interest income	$29,713	$29,928	$59,482	$59,035
Interest expense	8,241	11,720	18,175	23,324
Provision for loan losses	2,200	1,078	4,150	2,328
Noninterest income	8,572	8,915	17,244	18,098
Noninterest expenses	21,130	20,094	41,296	39,732
Income from continuing operations, before income taxes	6,714	5,951	13,105	11,749
Provision for income taxes	2,544	2,160	4,933	4,386
Income from continuing operations	4,170	3,791	8,172	7,363
Income/(Loss) from discontinued operations, net of income taxes	0	71	0	(21)
Net income	4,170	3,862	8,172	7,342

Net income per average common share:
Basic	0.23	0.21	0.46	0.40
Diluted	0.23	0.20	0.45	0.39
Income from continuing operations per average common share:
Basic	0.23	0.21	0.46	0.40
Diluted	0.23	0.20	0.45	0.39

Cash dividends declared	0.19	0.19	0.38	0.38

Common shares outstanding:
Period end	17,989	18,018	17,989	18,018
Average Basic	17,989	18,439	17,950	18,525
Average Diluted	18,122	18,857	18,239	18,995

Return on average assets (2)	0.80%	0.82%	0.80%	0.80%
Return on average tangible equity (3)	17.14%	14.44%	16.84%	13.95%
Return on average stated equity (4)	13.89%	11.87%	13.64%	11.48%
Net interest spread, tax-equivalent basis	3.95%	3.30%	3.87%	3.29%
Net interest margin, tax-equivalent basis	4.49%	4.35%	4.49%	4.34%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(3)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(4)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
BALANCE SHEET HIGHLIGHTS (1)
Period End Balances
Investment securities	$767,806	$532,307	$767,806	$532,307
Loans held for sale	24,410	46,357	24,410	46,357
Loans held in portfolio, net of unearned discount	1,193,983	1,121,944	1,193,983	1,121,944
Total earning assets	1,989,580	1,711,785	1,989,580	1,711,785
Allowance for loan losses	15,480	15,582	15,480	15,582
Total assets from continuing operations	2,162,140	1,885,752	2,162,140	1,885,752
Total assets	2,162,140	1,886,978	2,162,140	1,886,978

Demand deposits	492,928	520,433	492,928	520,433
Savings, NOW and money market deposits	486,516	476,879	486,516	476,879
Time deposits	459,039	536,516	459,039	536,516
Customer repurchase agreements	64,758	76,530	64,758	76,530
Other short-term borrowings	261,090	29,162	261,090	29,162
Long-term borrowings	185,774	35,774	185,774	35,774
Shareholders’ equity (2)	119,725	121,913	119,725	121,913

Average Balances
Investment securities	$781,249	$554,643	$750,868	$566,806
Loans held for sale	31,193	52,281	27,291	45,790
Loans held in portfolio, net of unearned discount	1,121,929	1,052,427	1,101,506	1,033,359
Total earning assets	1,937,202	1,690,199	1,882,812	1,686,601
Total assets from continuing operations	2,097,198	1,852,205	2,051,618	1,847,917
Total assets	2,097,198	1,853,533	2,051,618	1,849,132

Demand deposits	444,744	444,369	442,800	439,609
Savings, NOW and money market deposits	471,182	487,966	468,027	469,080
Time deposits	508,415	562,417	529,903	564,572
Customer repurchase agreements	89,187	76,091	85,824	85,517
Other short-term borrowings	180,870	30,843	157,355	30,298
Long-term borrowings	181,928	37,422	148,082	41,575
Shareholders’ equity (2)	120,744	128,150	120,512	129,293

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$1,611	$990	$3,109	$2,481
Nonperforming loans	7,051	5,854	7,051	5,854
Other real estate owned	2,252	2,057	2,252	2,057
Nonperforming assets	9,303	7,911	9,303	7,911
Nonperforming loans/loans (3)	0.58%	0.50%	0.58%	0.50%
Nonperforming assets/assets	0.43%	0.42%	0.43%	0.42%
Allowance for loan losses/loans (4)	1.30%	1.39%	1.30%	1.39%
Allowance for loan losses/ nonperforming loans	219.54%	266.18%	219.54%	266.18%

Capital Ratios (2)
Tier 1 risk based	9.47%	10.63%	9.47%	10.63%
Total risk based	10.57%	11.84%	10.57%	11.84%
Leverage	6.51%	7.45%	6.51%	7.45%

Book value per common share (2)	$6.66	$6.77	$6.66	$6.77

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	June 30,
	2008	2007
ASSETS
Cash and due from banks	$49,995	$70,030
Interest-bearing deposits with other banks	881	1,177
Federal Funds Sold	2,500	10,000
Investment securities
Available for sale (at estimated market value)	434,700	145,900
Held to maturity (at amortized cost)	333,106	386,407

Total investment securities	767,806	532,307

Loans held for sale	24,410	46,357

Loans held in portfolio, net of unearned discounts	1,193,983	1,121,944
Less allowance for loan losses	15,480	15,582

Loans held in portfolio, net	1,178,503	1,106,362

Customers’ liability under acceptances	328	34
Goodwill	22,901	22,901
Premises and equipment, net	10,869	11,510
Other real estate	2,252	2,057
Accrued interest receivable	9,877	4,894
Bank owned life insurance	29,603	28,488
Other assets	62,215	50,861

	$2,162,140	$1,886,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$492,928	$520,433
Savings, NOW and money market	486,516	476,879
Time	459,039	536,516

Total deposits	1,438,483	1,533,828

Securities sold under agreements to repurchase — customers	64,758	76,530
Securities sold under agreements to repurchase — dealers	72,833	0
Federal funds purchased	70,000	0
Commercial paper	20,544	27,444
Short-term borrowings — FHLB	77,000	0
Short-term borrowings — other	20,713	1,718
Long-term borrowings — FHLB	160,000	10,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	328	34
Accrued expenses and other liabilities	91,982	89,737

Total liabilities	2,042,415	1,765,065

Shareholders’ equity	119,725	121,913

	$2,162,140	$1,886,978

MEMORANDA
Available for sale securities — amortized cost	$443,171	$151,462
Held to maturity securities — estimated market value	331,037	375,158
Shares outstanding
Common issued	21,813,131	21,262,170
Common in treasury	3,824,161	3,244,502

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
INTEREST INCOME
Loans	$20,001	$23,124	$40,821	$44,851
Investment securities — available for sale	5,670	1,701	10,382	3,546
Investment securities — held to maturity	4,034	4,699	8,259	9,568
Federal funds sold	1	368	1	1,003
Deposits with other banks	7	36	19	67

Total interest income	29,713	29,928	59,482	59,035

INTEREST EXPENSE
Savings, NOW and money market deposits	1,089	3,280	2,699	6,139
Time deposits	4,034	6,581	9,372	13,129
Securities sold u/a/r — customers	442	805	1,088	1,880
Securities sold u/a/r — dealers	416	0	733	0
Federal funds purchased	217	24	579	36
Commercial paper	117	355	312	705
Short-term borrowings — FHLB	311	0	526	0
Short-term borrowings — other	6	15	20	27
Long-term borrowings — FHLB	1,085	136	1,799	361
Long-term subordinated debentures	524	524	1,047	1,047

Total interest expense	8,241	11,720	18,175	23,324

Net interest income	21,472	18,208	41,307	35,711
Provision for loan losses	2,200	1,078	4,150	2,328

Net interest income after provision for loan losses	19,272	17,130	37,157	33,383

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	3,799	3,821	7,364	7,489
Service charges on deposit accounts	1,331	1,424	2,683	2,906
Other customer related service charges and fees	737	743	1,412	1,433
Mortgage banking income	2,702	2,544	5,201	5,376
Trust fees	124	125	259	266
Bank owned life insurance income	294	287	563	539
Loss on sale of OREO	(75)	(134)	(303)	(180)
Securities losses	(507)	(2)	(507)	(2)
Other income	167	107	572	271

Total noninterest income	8,572	8,915	17,244	18,098

NONINTEREST EXPENSES
Salaries	9,491	8,711	18,839	17,920
Employee benefits	2,252	2,475	5,088	4,753

Total personnel expense	11,743	11,186	23,927	22,673
Occupancy and equipment expenses, net	2,774	2,639	5,783	5,347
Advertising and marketing	1,353	1,122	1,988	2,086
Professional fees	1,874	1,951	3,238	3,291
Communications	405	454	861	970
Other expenses	2,981	2,742	5,499	5,365

Total noninterest expenses	21,130	20,094	41,296	39,732

Income from continuing operations before income taxes	6,714	5,951	13,105	11,749
Provision for income taxes	2,544	2,160	4,933	4,386

Income from continuing operations	4,170	3,791	8,172	7,363

Discontinued operations:
Income/(Loss), net of income taxes	0	71	0	(21)

Net income	$4,170	$3,862	$8,172	$7,342

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Average number of common shares outstanding
Basic	17,988,970	18,439,318	17,950,095	18,524,871
Diluted	18,122,247	18,856,903	18,238,860	18,994,625

Income from continuing operations, per average common share
Basic	$0.23	$0.21	$0.46	$0.40
Diluted	0.23	0.20	0.45	0.39

Net income per average common share
Basic	0.23	0.21	0.46	0.40
Diluted	0.23	0.20	0.45	0.39

Dividends per common share	0.19	0.19	0.38	0.38

STERLING BANCORP
Consolidated Statements of Comprehensive (Loss)/Income
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net income	$4,170	$3,862	$8,172	$7,342

Other comprehensive (loss)/income, net of tax:
Unrealized holding losses arising during the period	(5,159)	(1,233)	(3,804)	(897)

Reclassification adjustment for losses included in net income	278	1	278	1

Amortization of:
Prior service cost	9	14	18	27
Net actuarial losses	230	182	461	365

Comprehensive (loss)/income	$(472)	$2,826	$5,125	$6,838

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Balance, at beginning of period	$123,579	$133,017	$121,070	$132,263
Net income for period	4,170	3,862	8,172	7,342
Common shares issued under stock incentive plan and related tax benefits	33	36	6,298	776
Cash dividends-Common shares	(3,415)	(3,451)	(6,824)	(6,993)
Surrender of shares issued under incentive compensation plan	0	0	(5,218)	(456)
Purchase of common shares for treasury	0	(10,515)	0	(10,515)
Change in net unrealized holding losses on available for sale securities	(5,159)	(1,233)	(3,804)	(897)
Reclassification adjustment for losses included in net income	278	1	278	1
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	(726)	0
Amortization of:
Prior service cost	9	14	18	27
Net actuarial losses	230	182	461	365

Balance, at end of period	$119,725	$121,913	$119,725	$121,913

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	June 30, 2008			June 30, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE
Assets
Interest-bearing deposits with other banks	$2,474	$7	1.14%	$2,881	$36	5.11%

Investment securities — available for sale	417,409	5,462	5.23	127,616	1,510	4.73
Investment securities — held to maturity	341,662	4,034	4.72	407,034	4,699	4.62
Investment securities — tax exempt [2]	22,178	340	6.13	19,993	314	6.30

Total investment securities	781,249	9,836	5.04	554,643	6,523	4.71
Federal funds sold	357	1	1.79	27,967	368	5.20
Loans, net of unearned discount [3]	1,153,122	20,001	7.16	1,104,708	23,124	8.66

Total Interest-Earning Assets [2]	1,937,202	29,845	6.26%	1,690,199	30,051	7.24%

Cash and due from banks	47,695			63,451
Allowance for loan losses	(15,948)			(16,320)
Goodwill	22,901			22,875
Other	105,348			92,000
Assets — discontinued operations	0			1,328

Total Assets	$2,097,198			$1,853,533

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic Savings	$19,735	17	0.36%	$21,149	27	0.51%
NOW	256,316	542	0.85	245,682	1,572	2.57
Money market	195,131	530	1.09	221,135	1,681	3.05
Time	507,839	4,032	3.19	561,843	6,579	4.70
Foreign
Time	576	2	1.09	574	2	1.09

Total Interest-Bearing Deposits	979,597	5,123	2.10	1,050,383	9,861	3.77

Borrowings
Securities sold u/a/r — customers	89,187	442	1.99	76,091	805	4.24
Securities sold u/a/r — dealers	66,527	416	2.52	0	0	0.00
Federal funds purchased	39,302	217	2.19	1,758	24	5.26
Commercial paper	19,547	117	2.42	27,906	355	5.11
Short-term borrowings — FHLB	53,758	311	2.32	0	0	0.00
Short-term borrowings — other	1,736	6	3.56	1,179	15	5.34
Long-term borrowings — FHLB	156,154	1,085	2.78	11,648	136	4.69
Long-term borrowings — sub debt	25,774	524	8.37	25,774	524	8.38

Total Borrowings	451,985	3,118	2.77	144,356	1,859	5.19

Total Interest-Bearing Liabilities	1,431,582	8,241	2.31%	1,194,739	11,720	3.94%

Noninterest-bearing demand deposits	444,744			444,369
Other liabilities	100,128			86,095
Liabilities — discontinued operations	0			180

Total Liabilities	1,976,454			1,725,383
Shareholders’ equity	120,744			128,150

Total Liabilities and Shareholders’ Equity	$2,097,198			$1,853,533

Net interest income/spread [2]		21,604	3.95%		18,331	3.30%

Net yield on interest-earning assets			4.49%			4.35%

Less: Tax-equivalent adjustment		132			123

Net interest income		$21,472			$18,208

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Six Months Ended
	June 30, 2008			June 30, 2007
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,968	$19	1.26%	$2,856	$67	4.76%

Investment securities — available for sale	381,222	9,996	5.24	131,105	3,149	4.80
Investment securities — held to maturity	348,991	8,259	4.73	415,032	9,568	4.61
Investment securities — tax exempt [2]	20,655	633	6.13	20,669	653	6.37

Total investment securities	750,868	18,888	5.03	566,806	13,370	4.72
Federal funds sold	179	1	1.78	37,790	1,003	5.28
Loans, net of unearned discount [3]	1,128,797	40,821	7.55	1,079,149	44,851	8.74

Total Interest-Earning Assets [2]	1,882,812	59,729	6.50%	1,686,601	59,291	7.24%

Cash and due from banks	57,594			65,493
Allowance for loan losses	(15,759)			(16,596)
Goodwill	22,901			22,868
Other	104,070			89,551
Assets — discontinued operations	0			1,215

Total Assets	$2,051,618			$1,849,132

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$19,192	33	0.35%	$21,026	52	0.50%
NOW	246,514	1,368	1.12	233,916	2,970	2.56
Money market	202,321	1,298	1.29	214,138	3,117	2.94
Time	529,327	9,369	3.56	563,998	13,126	4.69
Foreign
Time	576	3	1.09	574	3	1.09

Total Interest-Bearing Deposits	997,930	12,071	2.43	1,033,652	19,268	3.76

Borrowings
Securities sold u/a/r — customers	85,824	1,088	2.55	85,517	1,880	4.43
Securities sold u/a/r — dealers	51,277	733	2.88	0	0	0.00
Federal funds purchased	44,129	579	2.60	1,354	36	5.25
Commercial paper	20,349	312	3.09	27,904	705	5.10
Short-term borrowings — FHLB	39,813	526	2.65	0	0	0.00
Short-term borrowings — other	1,787	20	4.56	1,040	27	5.34
Long-term borrowings — FHLB	122,308	1,799	2.94	15,801	361	4.57
Long-term borrowings — sub debt	25,774	1,047	8.38	25,774	1,047	8.38

Total Borrowings	391,261	6,104	3.13	157,390	4,056	5.21

Total Interest-Bearing Liabilities	1,389,191	18,175	2.63%	1,191,042	23,324	3.95%

Noninterest-bearing demand deposits	442,800			439,609
Other liabilities	99,115			88,880
Liabilities — discontinued operations	0			308

Total Liabilities	1,931,106			1,719,839
Shareholders’ equity	120,512			129,293

Total Liabilities and Shareholders ’ Equity	$2,051,618			$1,849,132

Net interest income/spread [2]		41,554	3.87%		35,967	3.29%

Net yield on interest-earning assets			4.49%			4.34%

Less: Tax-equivalent adjustment		247			256
Net interest income		$41,307			$35,711

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	June 30, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$(4)	$(25)	$(29)

Investment securities — available for sale	3,776	176	3,952
Investment securities — held to maturity	(764)	99	(665)
Investment securities — tax exempt	34	(8)	26

Total investment securities	3,046	267	3,313

Federal funds sold	(220)	(147)	(367)
Loans, net of unearned discounts [3]	1,038	(4,161)	(3,123)

TOTAL INTEREST INCOME	$3,860	$(4,066)	$(206)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(2)	$(8)	$(10)
NOW	65	(1,095)	(1,030)
Money market	(178)	(973)	(1,151)
Time	(587)	(1,960)	(2,547)
Foreign
Time	0	0	0

Total interest-bearing deposits	(702)	(4,036)	(4,738)

Borrowings
Securities sold under agreements to repurchase — customers	120	(483)	(363)
Securities sold under agreements to repurchase — dealers	416	0	416
Federal funds purchased	213	(20)	193
Commercial paper	(86)	(152)	(238)
Short-term borrowings — FHLB	311	0	311
Short-term borrowings — other	1	(10)	(9)
Long-term borrowings — FHLB	1,026	(77)	949
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	2,001	(742)	1,259

TOTAL INTEREST EXPENSE	$1,299	$(4,778)	$(3,479)

NET INTEREST INCOME	$2,561	$712	$3,273

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Six Months Ended
	June 30, 2008
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$3	$(51)	$(48)

Investment securities — available for sale	6,534	313	6,847
Investment securities — held to maturity	(1,544)	235	(1,309)
Investment securities — tax exempt	1	(21)	(20)

Total investment securities	4,991	527	5,518

Federal funds sold	(598)	(404)	(1,002)
Loans, net of unearned discounts [3]	2,401	(6,431)	(4,030)

TOTAL INTEREST INCOME	$6,797	$(6,359)	$438

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(5)	$(14)	$(19)
NOW	168	(1,770)	(1,602)
Money market	(146)	(1,673)	(1,819)
Time	(703)	(3,054)	(3,757)
Foreign
Time	0	0	0

Total interest-bearing deposits	(686)	(6,511)	(7,197)

Borrowings
Securities sold under agreements to repurchase — customers	17	(809)	(792)
Securities sold under agreements to repurchase — dealers	733	0	733
Federal funds purchased	570	(27)	543
Commercial paper	(157)	(236)	(393)
Short-term borrowings — FHLB	526	0	526
Short-term borrowings — other	1	(8)	(7)
Long-term borrowings — FHLB	1,609	(171)	1,438
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	3,299	(1,251)	2,048

TOTAL INTEREST EXPENSE	$2,613	$(7,762)	$(5,149)

NET INTEREST INCOME	$4,184	$1,403	$5,587

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.